Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report dated October 31, 2006 relating to the consolidated financial statements of Technical Communications Corporation as of and for the year ended September 30, 2006 in this Registration Statement on Form S-8 and to the reference to our Firm under the heading “Exhibit Index”, which is part of this registration statement.

/s/ Vitale, Caturano & Company Ltd.
Vitale, Caturano & Company Ltd.

Boston, Massachusetts

December 29, 2006